As filed with the Securities and Exchange Commission on December 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-1918501
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One Merck Drive

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Celia A. Colbert, Esq.

Senior Vice President, Secretary & Assistant General Counsel

Merck & Co., Inc.

One Merck Drive

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David N. Shine, Esq.

Michael A. Levitt, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.50 per share	5,000,000 Shares	$37.07	$185,350,000	$10,343

(1)	The shares may be sold, from time to time, by the Registrant, pursuant to the Merck Stock Investment Plan (the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction, pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”).
(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 4, 2009.

Prospectus

STOCK INVESTMENT PLAN

The Merck Stock Investment Plan (the “Plan”) of Merck & Co., Inc., a New Jersey corporation (“Merck” or the “Company”), provides participants with a convenient and economical method of purchasing shares of Merck’s common stock, $0.50 par value per share (“Common Stock”), and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock or to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time enrollment fee of $10 and either making an initial investment of at least $350 or authorizing automatic monthly cash investments of at least $50. Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) are not eligible until they become stockholders of record either by withdrawing the shares from their brokerage account and registering the shares in their own name or by enrolling in the Plan in the same manner as a non-stockholder. Participants in the Stock Investment Plan of Old Merck (as defined below) prior to the merger of Merck & Co., Inc. and Schering-Plough Corporation in November 2009 will automatically continue as participants in the Plan, and any participant elections in effect under Old Merck’s Stock Investment Plan, including elections with respect to automatic reinvestment of cash dividends or automated optional cash investments, will remain in effect hereunder.

Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

Shares of Common Stock purchased by participants in the Plan may be treasury or new issue Common Stock or, at Merck’s option, Common Stock purchased in the open market or in negotiated transactions. Treasury or new issue Common Stock is purchased from Merck at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased. Merck Common Stock is listed on the New York Stock Exchange under the symbol “MRK.”

A complete description of the Plan begins on page 6 of this Prospectus.

Shares of Common Stock offered under the Plan to persons who are not currently stockholders of Merck are offered through Wells Fargo Investments, LLC, a registered broker/dealer.

Please read this Prospectus carefully before investing and retain it for your future reference.

Investing in our Common Stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” in our annual and quarterly reports filed with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 7, 2009.

Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Merck since the date hereof. No dealer, broker, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering contained in this Prospectus, and information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Merck. This Prospectus does not constitute an offering in any state or jurisdiction in which such offering may not lawfully be made.

WHERE YOU CAN FIND MORE INFORMATION

Merck is the continuing public company resulting from the merger on November 3, 2009 of Merck & Co., Inc., a New Jersey corporation (“Old Merck”) and Schering-Plough Corporation, a New Jersey corporation (“Schering-Plough”). In the merger, Old Merck was merged into a subsidiary of Schering-Plough. Schering-Plough changed its name to Merck & Co., Inc., and Old Merck changed its name to Merck Sharp & Dohme Corp (“MSD”). References in this prospectus to “Merck,” “we,” “us,” “our” or the “Company” are references to Merck & Co., Inc. (the entity formerly known as Schering-Plough Corporation) and its consolidated subsidiaries, including MSD, unless the context otherwise requires.

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at the Commission’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100, (908) 423-1000; or at our Internet web site.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s Internet web site as listed above.

You may obtain historical information regarding Old Merck through the methods indicated above. Certain Exchange Act filings of Old Merck are incorporated by reference in this prospectus as set forth in more detail below under “Incorporation of Certain Documents by Reference”. Any Exchange Act reports filed by Old Merck after the date of this prospectus will be incorporated by reference into this prospectus only to the extent that such reports expressly state that they are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, as filed by Merck & Co., Inc., formerly known as Schering-Plough Corporation, (IRS Employer Identification Number 22-1918501) (“Merck”) with the Commission (File No. 1-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and (c) Current Reports on Form 8-K filed on January 20, 2009, February 3, 2009, March 9, 2009, March 11, 2009, April 21, 2009, July 24, 2009, September 3, 2009, November 4, 2009 (as amended on November 18, 2009).

The following documents, as filed by Merck Sharp & Dohme Corp., formerly known as Merck & Co., Inc. (IRS Employer Identification Number 22-1109110) (“Old Merck”) with the Commission (File No. 1-03305) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (excluding Items 6, 7 and 8 and the Notes to the Consolidated Financial Statements, which are all superseded by information included in the Current Report on Form 8-K filed by Old Merck on May 20, 2009); (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and (c) Current Reports on Form 8-K filed on February 11, 2009, February 24, 2009 (as amended on May 4, 2009), March 2, 2009, March 9, 2009, March 10, 2009, May 12, 2009, May 20, 2009, June 22, 2009, June 25, 2009, July 1, 2009, July 31, 2009, September 21, 2009 and November 4, 2009.

Also, all documents filed by Merck with the Commission under File No. 1-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Merck will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling Merck at its principal executive offices as follows:

Merck & Co., Inc.

P.O. Box 100 – WS 3AB-40

Whitehouse Station, NJ 08889-0100 USA

908-423-7845

Attention: Stockholder Services Department

Information on Merck’s web site is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement that we filed with the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell shares of our common stock pursuant to the Plan. All shares of Merck Common Stock sold under the Plan will be sold under this registration statement.

This Prospectus provides you with a general description of the Plan. Certain portions of the Registration Statement and the exhibits thereto have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Merck and the shares of Common Stock offered hereby. A copy of the Registration Statement may be inspected or obtained from Merck at the telephone number and address set forth in “Incorporation of Certain Documents by Reference” above. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described above under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Before deciding to invest in Merck’s Common Stock, you should carefully consider the risk factors and forward-looking statements described in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Old Merck’s most recent Annual Report on Form 10-K for the year ended December 31, 2008 and Old Merck’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and the risk factors attached as Exhibit 99.4 to Old Merck’s Current Report on Form 8-K filed on June 22, 2009 (which documents are incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in Merck’s Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results, product development, product approvals, product potential and development programs, as well as the integration of Old Merck and Schering-Plough. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. The Company does not assume the obligation to update any forward-looking statement. The Company cautions you not to place undue reliance on these forward-looking statements. One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which the Company discusses in more detail various important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties.

MERCK

We are a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. Our operations are principally managed on a products basis. Our pharmaceutical operations include products consisting of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders and sold by us primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Our vaccines and infectious diseases operations include human health vaccine products consisting of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices, and infectious disease products consisting of therapeutic agents for the treatment of infection sold primarily to drug wholesalers and retailers, hospitals and government agencies. Our animal health operations discover, develop, manufacture and market animal health products, including vaccines. Our consumer health care operations develop, manufacture and market Over-the-Counter foot care and sun care products.

We were incorporated in the State of New Jersey and maintain our principal offices at Whitehouse Station, New Jersey. Our address is One Merck Drive, Whitehouse Station, New Jersey 08889-0100, and our telephone number is (908) 423-1000. Our web site is located at www.merck.com. Information on our web site is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

DIRECT REGISTRATION

Merck is a participant in the Direct Registration System (DRS). DRS is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on the books of the Company without the need for physical certificates and are held separately from any Plan shares you may own. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.

With DRS, shareholders can:

•	Eliminate the risk and cost of storing certificates in a secure place

•	Eliminate the cost associated with replacing lost, stolen, or destroyed certificates

•	Move shares electronically to their broker

Any future share transactions will be issued to book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you are currently holding into book-entry form by sending the stock certificate(s) to Wells Fargo Shareowner Services with a request to deposit them to your DRS account. There is no cost to you for this custodial service and by doing so, you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate(s) registered insured mail for 2 percent of the current market value.

Electronic Share Movement

You may choose to have a portion or all of your full book-entry shares delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, provide them with a copy of your DRS account statement.

DESCRIPTION OF THE PLAN

Purposes

The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in Merck through purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock.

Commencement

The Plan was adopted by the board of Merck on November 24, 2009 and became effective on the date of this prospectus.

Features

The Plan has the following features:

•

Open to Non-Stockholders. Persons who do not currently own shares of Common Stock may become participants in the Plan by paying a one-time enrollment fee and either making an initial investment of at least $350 or authorizing automatic monthly cash investments of at least $50.

•	Automatic Reinvestment of Dividends. Cash dividends paid on all or a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock.

•	Optional Cash Investments. Participants may make optional cash investments in Common Stock of a minimum of $50 per investment up to an aggregate of $50,000 per year. Optional cash investments may be made by automatic monthly electronic funds transfer or by check drawn on a United States bank at any time as the participant desires. Money orders cannot be accepted.

•

Full Investment of Plan Funds. Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of Common Stock.

•

Automated Requests. Participants may establish automated telephone privileges for their Plan accounts, enabling them to access and/or execute the following Plan transactions by phone (certain restrictions may require that the request be made in writing):

•

Account information, including account balance, dividend and reinvestment plan information, last sale information, how to deposit a certificate, how to report a certificate lost, and tax information and duplicate 1099 forms

•	Transfer information, including transfer instructions, request a stock power, and status of a transfer

•	Sell a portion or all of their Plan shares, if current market value of shares to be sold is $25,000 or less

•	Request a certificate for a portion or all of their full Plan shares, if current market value of shares to be issued is $50,000 or less

•	Change their address

•	Request a Stock Investment Plan enrollment form and Prospectus

•	Speak to a Shareowner Relations Specialist

If you already participate in the Plan and want to receive a form to establish automated privileges for your account, please call the Plan Administrator at 1-800-522-9114.

•

Share Safekeeping. Participants may deposit for safekeeping certificates representing shares of Common Stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to the participants.

•	Account Statements. Account statements detailing each participant’s Plan activities are mailed to each participant on a quarterly basis and following each Plan transaction.

•

Online Access. Shareowner Online at www.shareowneronline.com offers online access to Plan accounts. With the participant’s social security number and account number, convenient features are accessible, including viewing Plan accounts and/or executing the following Plan transactions (certain restrictions may require that requests be made in writing):

•	Access dividend and dividend reinvestment details

•	Obtain stock values

•	Update address associated with the account

•	Replace uncashed checks

•	Change reinvestment options

•	Authorize, change or terminate automatic monthly withdrawals

•	Retrieve transfer instructions

•	Obtain frequently used forms

•	Sell a portion or all of their Plan shares, if current market value of shares to be sold is $25,000 or less

•	Purchase initial shares

•	Request a Stock Investment Plan enrollment form and Prospectus

Considerations

You should consider the following prior to participating in the Plan:

•

Brokerage Commissions. Participants pay a brokerage commission for each share of Common Stock purchased or sold for their Plan account in open market transactions (see “Transaction and Plan Service Fees”). Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

•

Service Fees. Participants also pay a service fee as described herein for certain Plan transactions, including dividend reinvestment and optional cash investments, whether or not the transactions are effected in open market transactions.

•

Investment Timing; Price Risks. Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond the control of participants, the participants may lose certain advantages otherwise available from being able to select the timing of their investment. For example, because the price charged to participants for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased over a period of up to five business days following an investment date, participants may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	No Interest Pending Investment. No interest is paid on optional cash investments pending their investment in Common Stock.

Administration

As of the date of this Prospectus, administration of the Plan, which includes enrolling new participants in the Plan, reinvesting dividends, processing optional cash investments, processing share sale requests, depositing and safekeeping Plan shares, processing requests for certificates, and issuing account statements, is handled by Wells Fargo Shareowner Services (the “Plan Administrator”).

Participants may submit enrollment forms, certificate deposits for safekeeping, certificate withdrawal and share sale requests to the Plan Administrator at the following addresses:

General Shareowner Information

Plan Requests should be mailed to:	Certified/Overnight Mail:
Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856	Wells Fargo Shareowner Services 161 North Concord Exchange South St. Paul, MN 55075-1139

General Information:
Fax: 1-651-450-4085 Tel: 1-800-522-9114 Tel: 1-651-554-3875 (outside the United States) An automated voice response system is available 24 hours a day, 7 days a week.

Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m. CST, Monday through Friday.

Online Access:

General Inquiries—www.wellsfargo.com/shareownerservices

Account Information—www.shareowneronline.com

The Plan Administrator is also responsible for purchasing and selling shares of Common Stock for participants’ Plan accounts, including the selection of the broker/dealer through which Plan purchases and sales are made. Merck has no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker/dealer used by the Plan Administrator to effect open market transactions.

Forms

Account Authorization Form. An Account Authorization Form is used to enroll in the Plan, select or change a dividend reinvestment option and, if you choose, authorize, change or terminate automatic monthly withdrawals by electronic funds transfer. You can also use this form to change your address of record. You may obtain this form by contacting the Plan Administrator.

Transaction Request Form. A Transaction Request form is used to make optional cash investments, sell your Plan shares, deposit your certificates with the Plan Administrator, discontinue or change the amount of electronic funds transfer and terminate your participation in the Plan. A Transaction Request form is attached to each account statement mailed to participants.

Eligibility

Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the procedures described in “Enrollment and Participation” below. Merck reserves the right to deny, modify, suspend, or terminate participation by any person or entity. See “Other Information—Denial or Termination from the Plan” on page 18.

Enrollment and Participation

You can enroll in the Plan at any time by going online at www.shareowneronline.com or by completing an Account Authorization Form and returning the form and check to the Plan Administrator at the address set forth on the form.

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

Existing Stockholders. You can enroll by going online or by completing an Account Authorization Form. To enroll online, go to www.shareowneronline.com and click on “First Time Visitor Sign On.” Next, simply follow the instructions found on the “First Time Sign On” page. You must complete an Account Authorization Form and either (a) become a stockholder of record by having shares registered in your name, or (b) become a stockholder of record by enrolling in the Plan in the same manner as a non-stockholder. http://www.shareowneronline.com/tplLeavingsite3.html

Non-Stockholders. If you are not a registered owner of Common Stock, you can enroll online by going to www.shareowneronline.com and clicking on “Invest in a Direct Purchase Plan”. Then simply follow the instructions found on the “Invest in a Direct Purchase Plan” page. Or, you can complete an Account

Authorization Form, pay a one-time enrollment fee and make an initial cash investment of at least $350. If you authorize automatic monthly cash investments, an initial investment of $50 together with a one-time enrollment fee are required. A maximum of $50,000 may be initially invested in the Plan.

EXAMPLE 1: A non-stockholder who wishes to enroll in the Plan by making an initial investment would complete the “Invest in a Direct Purchase Plan” page online or send the Account Authorization Form and submit a check made payable to Shareowner Services for at least $360 (initial investment of at least $350 plus $10 one-time enrollment fee).

EXAMPLE 2: A non-stockholder who wishes to enroll in the Plan by authorizing monthly electronic investments from his savings or checking account would complete the “Invest in a Direct Purchase Plan” page online or the Account Authorization Form INCLUDING SECTION 6 authorizing monthly investments of at least $50. The investor would include a check made payable to “Shareowner Services” in US funds and drawn on a United States bank (money orders cannot be accepted) for at least $60 to cover the one-time enrollment fee of $10 and the first optional cash investment of at least $50. All subsequent monthly optional cash investments will be electronically debited from the participant’s bank account. All monthly cash purchases made by electronic investment will be assessed a transaction fee which will be deducted from the cash investment.

INVESTMENTS

Dividends—Options

As described below, by participating in the Plan you may have the cash dividends paid on all or a percentage of your shares of Common Stock (net of brokerage commissions and service fees as described on pages 13 to 14) automatically reinvested in Common Stock on the dividend payment date. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF THE BOARD OF DIRECTORS OF MERCK & CO., INC.

Full Dividend Reinvestment. All cash dividends on shares held in physical certificate form registered in your name, and shares held in book-entry (DRS) form on the records of the Company, and all cash dividends on all Plan shares credited to your account under the Plan will be used to purchase additional shares. If you elect Full Dividend Reinvestment, you will not receive cash dividends from the Company. The dividends will be reinvested.

Partial Dividend Reinvestment. All cash dividends on a percentage of your Plan shares and any shares held by you in physical certificate form, including book-entry (DRS), which you specify by going online or on the Account Authorization Form, will be used to purchase additional shares. You may elect percentages from 10-90 in increments of 10 percent. If you elect Partial Dividend Reinvestment, you will receive checks from the Company for dividends, when declared and paid, only for those shares not subject to dividend reinvestment. For example, a shareowner has 90 shares registered in his name on the records of the Company and 10 Plan shares. The shareowner specifies 50 percent of his total shares subject to dividend reinvestment. When dividends are declared, all cash dividends on 50 shares (50 percent of 100 shares) will be used to purchase additional shares for his account under the Plan. You also will receive dividend checks or direct deposit of the dividends from the Company, when declared and paid, only for the 50 shares not subject to dividend reinvestment. You may change your investment option at any time by sending written notice, going online or calling Wells Fargo Shareowner Services. Notices received after a dividend record date will not be effective for that dividend.

Cash Payments Investments Only (No Dividend Reinvestment). If you elect the “Cash Payments Only” option, then you will continue to receive, when declared and paid, by check or direct deposit, cash dividends paid on all shares of Common Stock then or subsequently held in physical certificate form registered in your name including book-entry (DRS) on the records of the Company, and on all shares of Common Stock then or subsequently held in your Plan account.

Direct Deposit of Dividends. You can have the cash dividends you elect not to reinvest transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return it to the Plan Administrator. Be sure to include a voided check for checking accounts or a savings deposit slip for savings accounts. If your stock is jointly owned, all owners must sign the form.

Dividend Payment Dates. If your Account Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If your Account Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date. Dividends on Common Stock have historically been paid on the first business day of January, April, July and October. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on April 1 in a given year, the Plan Administrator should receive your Account Authorization Form by the first week in March.

You may change your reinvestment option at any time by going online (see “Online Access” on page 9), or by calling (see “General Information” on page 9) or sending written notice to the Plan Administrator. You may also send in optional cash investments with any of the above options.

Cash Investments

Initial Cash Investment. If you are not a registered owner of Common Stock and are enrolling online, funds will be debited from your United States bank account. Or, you may enroll by including an initial cash investment of at least $350 with your completed form or authorize automatic monthly cash investments by electronic funds transfer of at least $50. If you include an initial cash investment with your Account Authorization Form, you must also include a one-time enrollment fee. If you elect to sign up for automatic monthly cash investments of at least $50, you must include at least $50 to cover the first initial investment along with a one-time enrollment fee. Subsequent electronic cash investments will be assessed a transaction fee which will be deducted from the investment amount. See “Enrollment and Participation” on pages 9 to 10. Initial cash investments and payment of the one-time enrollment fee must be made by check payable to “Shareowner Services” in U.S. funds and drawn on a United States bank. Your check also should include your name, address, Company’s stock name and Shareowner Services account number. Money orders cannot be accepted.

Optional Cash Investments. Participants may make optional cash investments at any time by personal check or by automatic monthly withdrawal from a designated United States bank account. Participants may vary their optional cash investments from a minimum of $50 per investment up to a maximum of $50,000 per calendar year. Initial cash investments are included in the month in which they are made for purposes of determining whether the $50,000 maximum has been reached.

You may obtain the return of any optional cash investment upon request received by Wells Fargo Shareowner Services on or before the second business day prior to the date on which it is to be invested.

Initial and optional cash investments are invested in shares of Common Stock net of brokerage commissions and service fees as described on pages 13 to 14.

Check. Optional cash investments made by check must be accompanied by a completed Transaction Request form or other written request. The Plan Administrator will make every effort to process your cash investment for the next investment date (Investment Dates are described below), provided that the funds are received by the Plan Administrator no later than two business days prior to the investment date for an initial cash investment and one business day prior to an investment date for optional cash payments. Otherwise, cash investments are held by the Plan Administrator for investment on the next investment date. (See definition of Cash Investments, above.) Cash investments made by check must be payable to “Shareowner Services” in U.S.

funds. The Plan Administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant. Money orders cannot be accepted.

Electronic Funds Transfer. In addition to making optional cash investments by check, participants may authorize automatic monthly withdrawals by electronic funds transfer from designated United States bank accounts. Participants’ bank accounts are debited four business days prior to the investment date which is generally the third Tuesday or, if the third Tuesday is not a business day, the business day next following the third Tuesday of each month. Participants do not receive any confirmation of the transfer of funds other than as reflected in their monthly Plan account statements and in their bank account statements.

To authorize automatic monthly withdrawals by electronic funds transfer, go online at www.shareowneronline.com or complete and sign the Bank Authorization Agreement section of the Account Authorization Form and return it to the Plan Administrator together with a voided blank check from a United States checking account or a deposit slip from a savings account from which funds are to be transferred. Your automatic monthly withdrawal will begin as soon as practicable after the Plan Administrator receives the Account Authorization Form. To change the amount of your automatic monthly withdrawal by electronic funds transfer or terminate your monthly transfer altogether, access your account online, complete an Account Authorization Form and return it to the Plan Administrator, or call Wells Fargo Shareowner Services. To be effective with respect to a particular investment date, your request to enroll, or to terminate automatic monthly withdrawals by electronic funds transfer, or any other changes must be received by the Plan Administrator at least fifteen business days prior to the investment date.

Dishonored Investments. If any optional cash contribution, including payments by check or automatic monthly withdrawal by electronic funds transfer, is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares.

The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason or any rejected automatic bank withdrawal and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

During the period from the time that an optional cash investment is received by the Plan Administrator, until invested in Common Stock, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” means any money market mutual funds registered under the Investment Company Act of 1940, as amended (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services), consisting entirely of (i) direct obligations of the United States of America or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments is the responsibility of the Plan Administrator, and the Plan Administrator retains any investment income from the Permitted Investments.

Investment Dates

Dividend Reinvestment. Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

Initial and Optional Cash Investments. Initial and optional cash investments are expected to be made on (a) Tuesday of each week or, if Tuesday is not a business day, the business day next following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

Source of Shares. Shares purchased by participants under the Plan are acquired in the open market, negotiated transactions, or purchased from treasury or new issue Common Stock that Merck has registered under the Securities Act. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than five business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. Merck determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. Merck expects that generally all Plan purchases will be effected in open market transactions.

Price of Shares. The price per share of treasury or new issue Common Stock is the average of the high and low sale prices of the Common Stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. All purchases will be made within five business days of an investment date, or the next business day, if the market is closed on an investment date. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, the participants may lose any advantage otherwise available from being able to select the timing of their investment.

Brokerage Commissions, Service Fees and Other Costs

Account Set-up. Persons who are not registered holders of Common Stock, including persons authorizing automatic monthly cash investments by electronic funds transfer, are charged a one-time enrollment fee. Please note: As mentioned earlier in this Prospectus, a one-time enrollment fee will be assessed on all initial investments made online or by check. The fee must be paid by check in U.S. funds and is due at the time of enrollment. The fees must be added to the minimum initial cash investment of $350. In addition, a cash investment fee of $2 is assessed on all monthly optional cash investments made by electronic bank transfer. See “Transaction and Plan Service Fees.”

Brokerage Commissions. In addition to the service fees discussed below, participants pay a brokerage commission for each share of Common Stock purchased or sold for their Plan account in open market transactions, even if a purchase or sale order is used to offset another Plan order. Merck expects that generally all Plan purchases and sales will be effected in open market transactions. Brokerage commissions payable with respect to Plan purchases are deducted from the amount invested on behalf of participants. Brokerage commissions payable with respect to Plan sales are deducted from the proceeds payable to participants. See “Transaction and Plan Service Fees” for the amount of brokerage commissions assessed.

Service Fees. For each dividend reinvestment transaction, each optional cash investment made by check, and for each optional cash investment made by automatic monthly withdrawal by electronic funds transfer, participants pay a service fee. Dividend reinvestment and optional cash investment service fees are in addition to brokerage commissions and are deducted from the amount invested on behalf of participants. Participants pay a service fee in connection with sales of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to the selling participant. See “Transaction and Plan Service Fees” for the amounts assessed.

Commissions and Fees Subject to Change. The Plan Administrator may change from time to time the amount of commissions and fees charged participants upon 30 days’ prior notice to participants.

Account Statements

The Plan Administrator maintains an account for each Plan participant and sends account statements to each participant as soon as practicable after (1) each quarterly dividend reinvestment, (2) each weekly optional cash investment, or (3) after any transfer, sale or withdrawal of Plan shares, as applicable. The account statements provide participants with records of their purchases and sales and should be retained for tax purposes.

Share Certificates

Plan purchases are credited to each participant’s account and shown on the participant’s account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces Merck’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a written request to the Plan Administrator or contacting the Plan Administrator via phone. Any remaining full and fractional shares continue to be credited to participant’s accounts. Certificates for fractional shares are not issued under any conditions.

Share Safekeeping

At any time beginning with enrollment in the Plan, participants may deposit with the Plan Administrator certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to participants. To use this service, participants must send their certificates to the Plan Administrator with a properly completed Transaction Request form, other written request, or by completing an Account Authorization Form if you are a first time investor. Shares represented by certificates deposited with the Plan Administrator are credited to participant’s accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificated shares deposited with the Plan Administrator. Beneficial owners of Common Stock registered in street or other nominee name may in certain cases be able to electronically transfer their shares from their existing account to a Plan account. Beneficial owners who want to take advantage of this service should contact the Plan Administrator to obtain transfer instructions.

Merck strongly recommends that participants use registered mail to send their physical certificates to the Plan Administrator, insuring the certificates for 2 percent of the current market value of the shares represented thereby. In any case, participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

Share Transfers within the Plan

Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, participants must complete an executed Stock Power form and return it to the Plan Administrator. The signature of the transferring participant on the Stock Power form must be medallion guaranteed by an eligible financial institution. The medallion guarantee cannot be dated. Stock Power forms can be obtained from the Plan Administrator. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.

Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.

If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.

Sale of Shares

If submitting a request to sell all or part of your Plan shares and you request net proceeds to be automatically deposited to a United States bank checking or savings account, you must provide a voided blank check for a checking account or a blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. The medallion guarantee cannot be dated. Requests for automatic deposit of sale proceeds that do not provide the required documentation cannot be processed as requested and a check for the net proceeds will be issued. Your notice to Wells Fargo Shareowner Services should specify the number of full Plan shares to be sold. All authorized signers are to sign their written request as their signatures appear on their account statement. If the current market value of the shares requested to be sold is $25,000 or less and the participant has previously authorized automated privileges, a participant may sell Plan shares by contacting the Plan Administrator via phone or by going online. The Plan Administrator may match or offset participants’ sales orders against one or more purchase orders of other participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the participant in the open market or in negotiated transactions. The Plan Administrator may sell Plan shares to Merck. After settlement of the sale, the Plan Administrator will send the participant a check for the net proceeds of the sale, and, in cases where all Plan shares are sold, the account will be terminated. The proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions and service fees charged by the Plan Administrator. See “Transaction and Plan Service Fees” for the amounts assessed.

The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Termination

Participants may terminate their participation in the Plan by submitting the appropriate information on a Transaction Request form or by submitting a written request to the Plan Administrator. If the current market value of a participant’s Plan account is $25,000 or less and the participant has previously authorized automated privileges, a participant may terminate his or her participation in the Plan by contacting the Plan Administrator via phone or by going online at www.shareowneronline.com. If your request to terminate your participation in the Plan is received on or after the dividend record date but before the dividend payment date, your termination will be processed as soon as practicable and a separate dividend check will be sent to you. Future dividends will be paid in cash, unless you rejoin the plan. In addition, termination requests of participants making optional cash investments by automatic monthly withdrawal by electronic funds transfer must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

Upon termination of participation in the Plan, unless the participant has requested on the Transaction Request form or other written request that some or all Plan shares be sold, the Plan Administrator will convert, as requested, all full Plan shares to book-entry (DRS) or if specifically requested send the participant a certificate representing the number of full shares in the participant’s Plan account and a check in the amount of the market value of those shares, minus service fees and brokerage commissions of any fractional share. If a participant so requests on the Transaction Request form or other written request, the Plan Administrator will sell all Plan shares on behalf of the participant. After settlement of the sale, the Plan Administrator will send the participant a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share minus service fees and brokerage commissions). The net proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions and any fee charged by the Plan Administrator. See “Transaction and Plan Service Fees” for the amounts assessed.

After termination, previous participants may re-enroll in the Plan by complying with enrollment procedures (see “Enrollment and Participation”). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Merck reserves the right to deny participation in the Plan to previous participants who Merck or the Plan Administrator believe have been excessive in their enrollment and termination.

OTHER INFORMATION

Stock Dividends and Stock Splits

Any shares distributable to Plan participants as a result of stock dividends or stock splits by Merck will be credited to the participant’s account and not mailed or delivered directly to the participant. The participant, however, may request that Merck issue certificates for such stock dividends or split shares once they are added to the participant’s account (see “Share Certificates” on page 14). If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant’s account.

Dividend and Voting Rights

Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Common Stock purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

Voting of Plan Shares

For each meeting of stockholders, participants receive proxy materials that allow them to vote their Plan shares by proxy, online, by telephone, or in person at the Annual Meeting of Stockholders.

Limitation of Liability

In administering the Plan, neither Merck, the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants is liable for any good faith act or good faith omission to act, including but not limited to any claim of liability:

•	arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death,

•	with respect to the prices or times at which Merck shares are purchased or sold, or

•	as to the value of the Merck shares acquired for participants.

Participants selling shares should be aware that the share price of Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be solely the responsibility of the participant.

The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator agrees to perform such duties and only such duties as are expressly set forth in this Prospectus, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, will not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event will the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator will not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. Additionally, the Plan Administrator will not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator will not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation the circumstances described in the following list, it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances:

•	acts of God;

•	earthquakes;

•	fires;

•	floods;

•	wars;

•	civil or military disturbances;

•	sabotage;

•	epidemics;

•	riots;

•	interruptions, loss or malfunctions of utilities;

•	computer (hardware or software) or communications services;

•	accidents;

•	labor disputes;

•	acts of civil or military authority or governmental actions.

Merck reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan’s operations.

Modification or Termination of the Plan

Merck may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. Merck may also suspend the Plan in whole or in part, from time to time, to the extent necessary to comply with the federal securities laws or in circumstances where the issuance of shares of Common Stock pursuant to the Plan would violate the federal securities laws. No such event will affect the amount of any shares then credited to a participant’s account. Upon any whole or partial termination of the Plan by the Company, (1) each affected participant will have their full Plan shares converted to book-entry (DRS), and (2) will receive a check less service fees and broker commissions in the amount of the market value of any fractional Plan share.

Denial or Termination from the Plan

At the direction of Merck, the Plan Administrator may terminate participation in the Plan if the participant does not own at least one full share in the participant’s name or held through the Plan. If a participant’s account is terminated because the participant does not own at least one full share, the fractional share will be sold and a check for the proceeds will be mailed to the address on record. The service fees and brokerage commission normally applied to sales will be waived if the account is terminated by the Plan Administrator due to insufficient share balance.

Merck reserves the right to deny, modify, suspend, or terminate participation in the Plan by otherwise eligible persons to the extent Merck deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated, other than as described in the above paragraph, (1) will have their full plan shares converted to book-entry (DRS), and (2) will receive a check less any service fees and broker commissions in the amount of the market value of any fractional Plan share.

Broker Selection

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

U.S. FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

Federal Income Tax Consequences

Dividend Income. Reinvested dividends are treated for federal income tax purposes in the same manner as if the participant had received the dividends in cash on the applicable dividend payment date.

Cost Basis of Shares. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares.

Gains and Losses from the Sale of Shares. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the Plan shares are sold by the Plan Administrator or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares.

IRS Reports. The Plan Administrator reports dividend income to participants and the Internal Revenue Service (the “IRS”) on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.

Dividends Subject to Withholding

A participant’s dividends are subject to federal withholding if the participant fails to provide a taxpayer identification number to the Plan Administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

USE OF PROCEEDS

The proceeds from the sales of treasury or new issue Common Stock pursuant to the Plan, if any, would be used for general corporate purposes. Merck has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 20, 2009 of Merck & Co., Inc. (now known as Merck Sharp & Dohme Corp.) and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Merck & Co., Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from Schering-Plough Corporation (now known as Merck & Co., Inc.) and subsidiaries’ (“Schering- Plough”) Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Schering-Plough’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such reports (1) express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and included an explanatory paragraph regarding Schering-Plough’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports, included in Schering-Plough’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The combined financial statements of the Merck/Schering-Plough cholesterol partnership incorporated in this prospectus by reference from Schering-Plough and Merck & Co., Inc.’s (now known as Merck Sharp & Dohme Corp.) Annual Reports on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

TRANSACTION AND PLAN SERVICE FEES

Account Set-up	$ 10
One-time enrollment fee for non-stockholders

Optional Cash Investments by check	$ 5

Fee is assessed on each investment mailed to the administrator—if multiple investments are made for one investment date, a $5 fee will be charged for each optional cash investment processed for that investment date.

Optional Cash Investments by electronic funds transfer	$ 2

Dividend Reinvestment (per dividend reinvested)	4% of the dividend to be reinvested, or
The fee is deducted from the dividend amount.	$ 2, whichever is smaller

Sales (full or partial)	$ 5
Fee is assessed for each sale request—the sale fee and brokerage commissions are deducted from the sale proceeds.

Brokerage Commissions	$.01 per share purchased or sold
Brokerage commissions apply to all share purchases and sales, including dividend reinvestment.

Returned Funds Fee	$ 25 per item
Fee for returned checks or rejected automatic bank withdrawals.

Copies of Prior Year Account Statements	$ 15 per year

The following services are provided at no cost to the participant:

•	Certificate withdrawal requests,

•	Safekeeping of Plan shares,

•	Full or partial transfer of Plan shares, and

•	Copies of account statements for the current year.

Stock Investment Plan

CUSIP 58933Y 10 5

PROSPECTUS

December 7, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby (other than underwriting or broker-dealer discounts and commissions). All of the amounts shown are estimates.

SEC registration fee	$10,343
Accounting fees and expenses	50,000
Legal fees and expenses	25,000
Printing and engraving expenses	5,000
Miscellaneous	10,000

Total	$100,343

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

(a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

(b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 16.	EXHIBITS

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant.

15(a)	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.

23(b)	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23(c)	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.

23(d)	Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant (contained in Exhibit 5 to this registration statement).

24	Power of Attorney.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station, State of New Jersey, on the 7th day of December, 2009.

MERCK & CO., INC.

By:	/s/ RICHARD T. CLARK
Richard T. Clark
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICHARD T. CLARK Richard T. Clark	Chairman, President and Chief Executive Officer; Principal Executive Officer; Director	December 7, 2009

/s/ PETER N. KELLOGG Peter N. Kellogg	Executive Vice President and Chief Financial Officer; Principal Financial Officer	December 7, 2009

/s/ JOHN CANAN John Canan	Senior Vice President and Global Controller; Principal Accounting Officer	December 7, 2009

/s/ LESLIE A. BRUN Leslie A. Brun	Director	December 7, 2009

/s/ THOMAS R. CECH Thomas R. Cech	Director	December 7, 2009

/s/ THOMAS H. GLOCER Thomas H. Glocer	Director	December 7, 2009

/s/ STEVEN F. GOLDSTONE Steven F. Goldstone	Director	December 7, 2009

/s/ WILLIAM B. HARRISON, JR. William B. Harrison, Jr.	Director	December 7, 2009

/s/ HARRY R. JACOBSON Harry R. Jacobson	Director	December 7, 2009

/s/ C. ROBERT KIDDER C. Robert Kidder	Director	December 7, 2009

/s/ WILLIAM N. KELLEY William N. Kelley	Director	December 7, 2009

/s/ ROCHELLE B. LAZARUS Rochelle B. Lazarus	Director	December 7, 2009

/s/ CARLOS E. REPRESAS Carlos E. Represas	Director	December 7, 2009

/s/ PATRICIA F. RUSSO Patricia F. Russo	Director	December 7, 2009

/s/ THOMAS E. SHENK Thomas E. Shenk	Director	December 7, 2009

Signature	Title	Date

/s/ ANNE M. TATLOCK Anne M. Tatlock	Director	December 7, 2009

/s/ SAMUEL O. THIER Samuel O. Thier	Director	December 7, 2009

/s/ CRAIG B. THOMPSON, M.D. Craig B. Thompson, M.D.	Director	December 7, 2009

/s/ WENDELL P. WEEKS Wendell P. Weeks	Director	December 7, 2009

/s/ PETER C. WENDELL Peter C. Wendell	Director	December 7, 2009

EXHIBIT INDEX

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant.

15(a)	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.

23(b)	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23(c)	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.

23(d)	Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant (contained in Exhibit 5 to this registration statement).

24	Power of Attorney.